SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2008

BOO KOO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50057	65-1082135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4951 Airport Parkway, #660, Addison, Texas 75001
(Address of Principal Executive Offices)(Zip Code)

(972) 818-3862
Registrant’s Telephone Number

________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Boo Koo Holdings, Inc. (the "Company") today announced that it has filed an amendment to its Certificate of Incorporation to change its name to Performing Brands, Inc. At the 2008 Annual Meeting (as defined below), the Company submitted a proposal to amend its Certificate of Incorporation to change its name to "Performing Brands, Inc," which was duly passed by the stockholders. Until the Over the Counter Bulletin Board processes the Company's name change, shares of the Company's common stock will continue to be listed under the ticker symbol "BOKO".

The Company held its annual meeting on August 8, 2008 (“2008 Annual Meeting”) at which the matters described herein were submitted to a vote of the stockholders. 39,129,372 shares of common stock out of 55,056,380 shares outstanding and entitled to vote were present, either in person or by proxy, at the 2008 Annual Meeting, thereby constituting a quorum.

At the 2008 Annual Meeting, the Company submitted a proposal to elect the following eight nominees to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified: Jack Belsito, Joseph Bayern, James Carreker, Gilbert M. Cassagne, Charles Jarvie, Kenneth Johnsen, Stephen Johnson, and Steven B. Solomon. Such nominees were duly elected by the stockholders.

At the 2008 Annual Meeting, the Company submitted a proposal to ratify the appointment of McGladrey & Pullen LLP as the Company’s independent auditors for the year ending December 31, 2008, which was duly passed by the stockholders.

At the 2008 Annual Meeting, the Company submitted a proposal to amend its 2006 Stock Incentive Plan to increase the shares reserved for issuance under the Stock Plan from 8,000,000 to 12,000,000 and to proportionally increase the limitation on individual awards from 2,892,000 to 4,338,000, which was duly passed by the stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOO KOO HOLDINGS, INC.

	By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini
Title: Chief Financial and Operating Officer

Date: August 14, 2008